Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ICF Corporation
Concord, California

We hereby consent to the use in this Amendment No. 1 to the Form SB-2 of ICF Corporation (formerly COMC, Inc.) of our report dated May 27, 2005 relating to the consolidated financial statements as of December 31, 2004 and for the year then ended which appears in the 2004 Annual Report on Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ PISENTI & BRINKER LLP

Petaluma, California
July 25, 2005